UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2005

MOSSIMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14208	33-0684524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2016 Broadway, Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 460-0040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  -  Departure of Directors or Principal Officers; Election of Directors’ Appointment of Principal Officers

On November 25, 2005, Brett White resigned from the Registrant’s Board of Directors.  On November 25, 2005, the Board of Directors of the Registrant upon recommendation of its Nominating and Corporate Governance Committee elected Bryant Riley to the Board of Directors.  Mr. Riley was also elected to serve as chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee.

Mr. Bryant Riley, 38, is both founder and Chairman of B. Riley and Company, Inc. B. Riley & Co. is a Southern California based brokerage firm providing research and trading ideas primarily to institutional investors. Founded in 1997, B. Riley & Co. also has offices in San Francisco and New York. Mr. Riley is also the founder and Chairman of Riley Investment Management, LLC, an investment adviser which provides investment management services. He also serves on the board of directors of Aldila, Inc., a Nasdaq listed company, Alliance Semiconductor, an Nasdaq listed company and Celeritek, Inc., a Nasdaq listed company.  Mr. Riley graduated from Lehigh University in 1989 with a B.S. in finance.

Mr. Riley qualifies as an “independent director” under the rules of the NASDAQ Stock Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOSSIMO, INC.

DATED: November 25, 2005	By:	/s/	Vicken J. Festekjian
Vicken J. Festekjian
Chief Financial Officer